                                                                     Exhibit 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GILEAD SCIENCES, INC.


        GILEAD SCIENCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the Corporation is Gilead Sciences, Inc.

        SECOND: The Corporation's original Certificate of Incorporation was filed with the Secretary of State on June 22, 1987.

        THIRD: The amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

        FOURTH: The amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.

        IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 24th day of January, 1992.

                                        GILEAD SCIENCES, INC.


                                        By /s/ Michael L. Riordan
                                          ----------------------------
                                            MICHAEL L. RIORDAN
                                            President

ATTEST:


/s/ James C. Gaither
------------------------
JAMES C. GAITHER
Secretary

                                    EXHIBIT A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GILEAD SCIENCES, INC.


                                       I.

        The name of the Corporation is Gilead Sciences, Inc.

                                      II.

        The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of Delaware.

                                      IV.

        (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

        (b) The Corporation is authorized to provide indemnification of agents (as defined in Section 145 of the Delaware General Corporation Law) for breach of duty to the Corporation and its stockholders through bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limitations on such excess indemnification set forth in Section 102 of the Delaware General Corporation Law.

        (c) Any repeal or modification of this Article IV shall be prospective and shall not affect the rights under this Article IV in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       V.

        A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is forty million (40,000,000) shares. Thirty-five million (35,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

        B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of any series subsequent to the


                                       2.

issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      VI.

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        SECTION 1. BOARD OF DIRECTORS.

                (a) MANAGEMENT OF CORPORATION. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

        Notwithstanding any other provisions of this Certificate of Incorporation, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                (b)     REMOVAL.

                        (i) Prior to the Qualifying Record Date and subject to any limitations imposed by law, the Board of Directors, or any individual director, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding Voting Stock (as hereinafter defined).

                        (ii) On and after the Qualifying Record Date and subject to any limitations imposed by law, Section 1(b)(i) of this Article VI shall no longer apply and the Board of Directors or any individual director may be removed from office at any time (A) with cause by the affirmative vote of the holders of a majority of the outstanding Voting Stock; or (B) without cause by the affirmative vote of the holders of at least 66-2/3% of the outstanding Voting Stock.

                (c) VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the Voting Stock voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

        SECTION 2. CUMULATIVE VOTING.

                (a) Prior to the date upon which the Corporation is no longer subject to Section 2115 of the California Corporations Code (the "Qualifying Record Date"), every stockholder entitled to vote in any election of directors of the Corporation may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, may cumulate such stockholder's votes for one or more candidates unless
(i) the names of such candidates have been properly placed in nomination, in accordance with the Bylaws of


                                       3.

the Corporation, prior to the voting, (ii) the stockholder has given advance notice to the Corporation of the intention to cumulate votes in accordance with the Bylaws, and (iii) the stockholder has given proper notice to the other stockholders at the meeting, prior to voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be declared elected.

                (b) On and after the Qualifying Record Date, cumulative voting shall no longer be available to the stockholders of the Corporation.

        SECTION 3. GENERAL.

                (a) The Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least 66-2/3% of the voting power of all of the then-outstanding shares of the Voting Stock. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend, supplement or repeal the Bylaws. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                (b) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                (c) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

                (d) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                      VII.

        No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

                                     VIII.

        The Corporation is to have perpetual existence.

                                      IX.

        (a) The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
(b) of this Article IX, and all rights conferred upon the stockholders herein are granted subject to this reservation.


                                       4.

        (b) Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article VI, Article VII or Article IX.


                                       5.

                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                              GILEAD SCIENCES, INC.


        JOHN C. MARTIN and MARK L. PERRY hereby certify as follows:

        ONE:    The name of the corporation is Gilead Sciences, Inc.

        TWO:    The Restated Certificate of Incorporation of Gilead Sciences,
Inc. was filed with the Secretary of State of the State of Delaware on January 29, 1992.

        THREE: That they are the duly elected and acting President and Secretary, respectively, of Gilead Sciences, Inc., a Delaware corporation.

        FOUR:   The Board of Directors of Gilead Sciences, Inc., acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend its Restated Certificate of Incorporation as follows:

        Article V shall be amended and restated to read in its entirety as follows:

                                       "V.

                A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total numbers of shares which the corporation is authorized to issue is one hundred five million (105,000,000) shares. One hundred million (100,000,000) shares shall be designated Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be designated Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

                B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights or the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of that series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

        FIVE:   Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        SIX:    All other provisions of the Restated Certificate of
Incorporation shall remain in full force and effect.


                                       6.

        IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 17th day of July, 1999.



                                          /s/ John C. Martin
                                          --------------------------------------
                                          John C. Martin
                                          President



                                          /s/ Mark L. Perry
                                          --------------------------------------
                                          Mark L. Perry
                                          Secretary









                                       7.

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GILEAD SCIENCES, INC.

        John C. Martin and Mark L. Perry do hereby certify as follows:

        ONE:    The name of the corporation is Gilead Sciences, Inc.

        TWO:    The date on which the Amended and Restated Certificate of
Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was January 29, 1992. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 29, 1999.

        THREE: They are duly elected and acting President and Secretary, respectively of Gilead Sciences, Inc., a Delaware corporation.

        FOUR:   The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation in the following form:

        Article V shall be amended and restated to read in its entirety as follows:

                                       "V

            A. This corporation is authorized to issue two classes of stock to be designated, respectively, `Common Stock' and `Preferred Stock.' The total number of shares which the corporation is authorized to issue is five hundred five million (505,000,000) shares. Five hundred million (500,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

            B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights or the shares of each such series and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them (a "Preferred Stock Designation"); and to increase or decrease the number of shares of that series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

       FIVE: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

       SIX:   All stock provisions of the Amended and Restated Certificates of
Incorporation shall remain in full force and effect.


                                       8.

       IN WITNESS WHEREOF, Gilead Sciences, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this day of February 02, 2001.


                                                GILEAD SCIENCES, INC.


                                                /s/ John C. Martin
                                                -------------------------------
                                                John C. Martin
                                                PRESIDENT

ATTEST:


/s/ Mark L. Perry
---------------------------
Mark L. Perry
SECRETARY















                                       9.